UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 1, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices)(Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 1, 2007, First BanCorp. (the “Corporation”) issued a press release announcing, among other things, its unaudited results of operations for the year ended December 31, 2005. A copy of the press release is attached hereto.
The Corporation has reported net interest margin on a tax equivalent basis excluding the unrealized changes in the fair value of derivative instruments (mainly changes in the fair value of interest rate swaps). The Corporation included this non-GAAP financial measure in the release because it believes that the net interest income on a tax equivalent basis, which consideers the interest expense disallowance required by Puerto Rico law, and the exclusion of the unrealized changes in the fair value of derivative instruments from the non-GAAP measure provides meaningful information to investors about the Corporation’s net interest margin and facilitates period-over-period comparability and analysis since net interest income generated on a substantial portion of the Corporation's assets is tax exempt and the changes in the fair value of the derivative instruments have no effect on interest earned or interest due on the corporation’s interest-earning assets and interest-bearing liabilities. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Corporation’s consolidated financial data prepared in accordance with GAAP.
The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 8.01 Other Events
The Company also announced in its February 1, 2007 press release the most significant developments undertaken during 2005 and 2006. Those portions of the press release that describe those developments are incorporated herein by reference from Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 1, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007	FIRST BANCORP

	By:	/s/ Fernando Scherrer
	Name:	Fernando Scherrer
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 1, 2007